As filed with the Securities and Exchange Commission on April 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	36-0781620
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James K. Saccaro

Executive Vice President and Chief Financial Officer

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Catherine M. Clarkin

Ari B. Blaut

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
3.950% Senior Notes due 2030	$500,000,000	100%	$500,000,000	$54,550
1.730% Senior Notes due 2031	$650,000,000	100%	$650,000,000	$70,915
Total			$1,150,000,000	$125,465

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.
(3)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2021

PROSPECTUS

Baxter International Inc.

Offers to Exchange

Up to $500,000,000 aggregate principal amount of new 3.950% Senior Notes due 2030 registered under the

Securities Act of 1933, for any and all outstanding unregistered 3.950% Senior Notes due 2030; and

Up to $650,000,000 aggregate principal amount of new 1.730% Senior Notes due 2031 registered under the

Securities Act of 1933, for any and all outstanding unregistered 1.730% Senior Notes due 2031.

Baxter International Inc. (“Baxter” or “we”) is offering to exchange (i) new registered 3.950% Senior Notes due 2030 (the “2030 Exchange Notes”) for its outstanding unregistered 3.950% Senior Notes due 2030 (the “2030 Original Notes”) and (ii) new registered 1.730% Senior Notes due 2031 (the “2031 Exchange Notes” and, together with the 2030 Exchange Notes, the “Exchange Notes”) for its outstanding unregistered 1.730% Senior Notes due 2031 (the “2031 Original Notes” and, together with the 2030 Original Notes, the “Original Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “notes”. The terms of each series of the Exchange Notes are substantially identical to the terms of the applicable series of Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. We refer to these offers as the “Exchange Offers”.

The Exchange Offers will expire at 5:00 p.m., New York City time, on                    , 2021, unless extended or earlier terminated by us (such date, as the same may be extended or earlier terminated with respect to either or both series of Exchange Notes, the “Expiration Date”). Holders may withdraw their tendered Original Notes at any time at or prior to the Expiration Date of the Exchange Offers.

The Exchange Notes will be general senior unsecured and unsubordinated obligations and will rank equal in priority with all of Baxter’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness Baxter may incur. See “Description of the Exchange Notes”.

Baxter agreed with Citigroup Global Markets, Inc., Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC. and Morgan Stanley & Co. LLC, the initial purchasers of the 2030 Original Notes (the “2030 Initial Purchasers”), and BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, the initial purchasers of the 2031 Original Notes (the “2031 Initial Purchasers” and, together with the 2030 Initial Purchasers, the “Initial Purchasers”), to make this offer and to register the issuance of the Exchange Notes after the initial sale of the Original Notes.

No public market currently exists for the Original Notes and we cannot assure you that any public market for the Exchange Notes will develop. The Exchange Notes will not be listed on any national securities exchange.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution” below.

Investing in the Exchange Notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference herein, and on page 9 of this prospectus, to read about factors you should consider before investing in the Exchange Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2021.

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or any representation concerning us or the Exchange Offers (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

In making an investment decision, prospective investors must rely on their own examination of us, and the terms of the Exchange Offers, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offers and to invest in the Exchange Notes under applicable legal investment or similar laws or regulations.

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers under the terms of this prospectus and the accompanying letter of transmittal. Tendering holders must tender their Original Notes in accordance with the procedures set forth under “The Exchange Offers—Procedures for Tendering Original Notes”.

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. See “Incorporation by Reference”.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In this prospectus, unless we have indicated otherwise, or the context otherwise requires, references to “we”, “us” and “our” are references to Baxter International Inc. and its subsidiaries. Unless the context otherwise requires, references to “Baxter” in this prospectus are to Baxter International Inc. and not to any of its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus includes and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “believe”, “anticipate”, “could”, “estimate”, “intend”, “may”, “plan”, “expect”, and similar expressions. The statements are based on assumptions about many important factors, including assumptions concerning:

•

demand for, market acceptance risks for and competitive pressures related to new and existing products (including challenges with our ability to accurately predict these pressures and the resulting impact on customer inventory levels and the impact of reduced hospital admission rates and elective surgery volumes), and the impact of those products on quality and patient safety concerns;

•	product development risks, including satisfactory clinical performance, the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle;

•	our ability to finance and develop new products or enhancements on commercially acceptable terms or at all;

•	our ability to identify business development and growth opportunities and to successfully execute on business development strategies;

•	product quality or patient safety issues, leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation, or declining sales;

•

the impact of global economic conditions (including potential trade wars) and pandemics, epidemics or other public health crises, such as COVID-19, on us and our customers and suppliers, including foreign governments in countries in which we operate;

•	the continuity, availability and pricing of acceptable raw materials and component supply, and the related continuity of our manufacturing and distribution;

•

inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties (including as a result of natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise);

•

breaches or failures of our information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft (as a result of increased remote working arrangements or otherwise);

•

future actions of (or failures to act or delays in acting by) the Food and Drug Administration, the European Medicines Agency or any other regulatory body or government authority (including the SEC, the Department of Justice or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing or sale or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the misstatements in previously reported non-operating income related to foreign exchange gains and losses;

•	developments that would require the correction of additional misstatements in our previously issued financial statements;

•	failures with respect to our quality, compliance or ethics programs;

•

future actions of third parties, including third-party payers, the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation and rebate policies; legislation, regulation and other governmental pressures in the United States or globally, including the cost of compliance and potential penalties for purported

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noncompliance thereof, all of which may affect pricing, reimbursement, taxation and rebate policies of government agencies and private payers or other elements of our business, including new or amended laws, rules and regulations (such as the California Consumer Privacy Act of 2018, the European Union’s General Data Protection Regulation and proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance, for example);

•	the outcome of pending or future litigation or government investigations, including the opioid litigation and litigation related to the internal investigation of foreign exchange gains and losses;

•	the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies;

•	global regulatory, trade and tax policies;

•

the ability to protect or enforce our owned or in-licensed patent or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or patents of third parties preventing or restricting our manufacture, sale or use of affected products or technology;

•	the impact of any goodwill or other intangible asset impairments on our operating results;

•

any failure by Baxalta Incorporated or Shire plc to satisfy its obligations under the separation agreements, including the tax matters agreement, or that certain letter agreement entered into with Shire plc and Baxalta Incorporated;

•	fluctuations in foreign exchange and interest rates;

•

any changes in law concerning the taxation of income (whether with respect to current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax;

•	actions by tax authorities in connection with ongoing tax audits;

•	loss of key employees or inability to identify and recruit new employees; and

•

other factors identified elsewhere in this prospects or our Annual Report, including those factors described under “Risk Factors” in Item 1A of our Annual Report and on page 9 of this prospectus and in other filings with the SEC that are incorporated by reference herein.

Actual results may differ materially from those projected in the forward-looking statements. We do not undertake to update our forward-looking statements.

INCORPORATION BY REFERENCE

In this prospectus, Baxter “incorporates by reference” certain of the information Baxter files with the SEC, which means that Baxter can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that Baxter files later with the SEC and incorporates herein will automatically update and supersede this information. Baxter incorporates by reference the documents listed below and any future filings Baxter will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement and all such future filings that Baxter makes with the SEC until the Expiration Date (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Baxter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 11, 2021 (the “Annual Report”);

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2.

The portions of Baxter’s Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders, filed with the SEC on March 22, 2021, which are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020; and

3.	Baxter’s Current Report on Form 8-K filed with the SEC on February 16, 2021.

Baxter files annual, quarterly and current reports, proxy statements and other information with the SEC. Baxter’s SEC filings are available to the public, free of charge, through the SEC’s website at http://www.sec.gov. Information about Baxter, including its SEC filings, is also available through Baxter’s website at http://www.baxter.com. The information on Baxter’s website is not incorporated into this prospectus.

You may also request a copy of these filings, excluding exhibits unless such exhibits are specifically incorporated by reference, at no cost by writing or telephoning us at the following address:

Corporate Secretary

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than five business days before the date you must make your investment decision, or                    , 2021. In the event that Baxter extends the Exchange Offer, you should submit your request at least five business days prior to the Expiration Date, as extended.

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SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus. As a result, it is not complete and does not contain all of the information that may be important to you or that you should consider when making an investment decision with respect to the Exchange Offers. You should read the following summary in conjunction with the more detailed information contained in this prospectus and the documents that Baxter has incorporated by reference before making a decision to participate in the Exchange Offers. See “Incorporation by Reference”.

Baxter International Inc.

Baxter, through its subsidiaries, provides a broad portfolio of essential healthcare products, including acute and chronic dialysis therapies; sterile intravenous (IV) solutions; infusion systems and devices; parenteral nutrition therapies; inhaled anesthetics; generic injectable pharmaceuticals; and surgical hemostat and sealant products. These products are used by hospitals, kidney dialysis centers, nursing homes, rehabilitation centers, doctors’ offices and by patients at home under physician supervision. Our global footprint and the critical nature of our products and services play a key role in expanding access to healthcare in emerging and developed countries. As of December 31, 2020, we manufactured products in over 20 countries and sold them in over 100 countries.

Baxter International Inc. was incorporated under Delaware law in 1931. Our principal executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015 and our telephone number is (224) 948-2000.

The Exchange Offers

Background	On March 26, 2020, we issued the 2030 Original Notes in a transaction exempt from the registration requirements of the Securities Act, and, as of the date of this prospectus, an aggregate principal amount of $500,000,000 in 2030 Original Notes is outstanding. The 2030 Original Notes issued pursuant to Rule 144A are represented by CUSIP No. 071813 BW8, and the 2030 Original Notes issued pursuant to Regulation S are represented by CUSIP No. U07181 AZ0.

On November 2, 2020, we issued the 2031 Original Notes in a transaction exempt from the registration requirements of the Securities Act, and, as of the date of this prospectus, an aggregate principal amount of $650,000,000 in 2031 Original Notes is outstanding. The 2031 Original Notes issued pursuant to Rule 144A are represented by CUSIP No. 071813 BZ1, and the 2031 Original Notes issued pursuant to Regulation S are represented by CUSIP No. U07181 BA4.

The terms of the Exchange Notes and the Original Notes are substantially identical in all material respects, except that the Exchange Notes will be freely transferable by the holders of the Exchange Notes except as otherwise provided in this prospectus.

The Exchange Notes will bear different CUSIP numbers from the Original Notes.

The Exchange Offers	We are offering to exchange (i) our 2030 Exchange Notes, which have been registered under the Securities Act, for a like principal amount of our outstanding unregistered 2030 Original Notes and (ii) our 2031 Exchange Notes, which have been registered under the Securities Act, for a like principal amount of our outstanding unregistered 2031 Original Notes. See “The Exchange Offers”.

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge in writing at the time of the consummation of the Exchange Offers that:

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to satisfy our obligations under a registration rights agreement, dated as of March 26, 2020 (the “March Registration Rights Agreement”), with respect to the 2030 Original Notes, and a registration rights agreement, dated November 2, 2020 (the “November Registration Rights Agreement” and, together with the March Registration Rights Agreement, the “Registration Rights Agreements”), with respect to the 2031 Original Notes.

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the Exchange Offers or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Notes are registered under the Securities Act.

To the extent that Original Notes are tendered and accepted in the Exchange Offers, the trading market for any remaining Original Notes may (and likely will) be adversely affected. See “Risk Factors—Risks Relating to Participation in the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

After the Exchange Offers are complete, you will not have any further rights under the applicable Registration Rights Agreement, including any right to require us to register any outstanding Original Notes that you do not exchange (except under limited circumstances) or to pay you the additional interest we agreed to pay to holders of Original Notes if we failed to timely commence and complete the Exchange Offers.

Accrued and Unpaid Interest	The Exchange Notes will bear interest from the date of original issuance of the corresponding Original Notes or from the most recent date on which interest on the corresponding Original Notes has been paid, whichever is later. If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on the Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Expiration Date	The Expiration Date of the Exchange Offers will be 5:00 p.m., New York City time, on , 2021, unless extended or earlier terminated by us. The term “Expiration Date” means such date and time or, if we extend either Exchange Offer, the latest date and time to which we extend such Exchange Offer.

Settlement Date	The settlement of the Exchange Offers will occur promptly after the Expiration Date.

Conditions to the Exchange Offers	Each of the Exchange Offers is subject to customary closing conditions described in “The Exchange Offers—Conditions to the Exchange Offers”, including, among other things, the condition that no stop order has been issued for the registration statement of which this prospectus forms a part, or any proceedings for that purpose, and that there shall not have occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs. Neither Exchange Offer is conditioned upon the other Exchange Offer, and we may terminate or extend either Exchange Offer without terminating or extending the other Exchange Offer.

Extension; Waivers and Amendments	Subject to applicable law, we reserve the right to (1) extend either Exchange Offer; (2) waive any and all conditions to or amend either Exchange Offer in any respect (except as to the condition that the registration statement of which this prospectus forms a part not being subject to a stop order or any proceedings for that purpose, which condition we cannot waive); or (3) terminate either Exchange Offer. Neither Exchange Offer is conditioned upon the other Exchange Offer, and we may terminate or extend either Exchange Offer without terminating or extending the other Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date. See “The Exchange Offers—Expiration Date; Extension; Termination; Amendment”.

Terms of Exchange Notes	The terms of the Exchange Notes are described in this prospectus under “Description of Exchange Notes”.

Procedures for Tendering the Original Notes	You may tender your Original Notes by transferring them through The Depository Trust Company’s (the “DTC”) Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offers—Procedures for Tendering Original Notes”.

For further information, call the Exchange Agent at the telephone numbers set forth under “The Exchange Agent” or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

If you are a beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Original Notes in order to participate in either Exchange Offer, you should contact your intermediary entity promptly and instruct it to tender the Original Notes on your behalf. You should keep in mind that your intermediary may require you to take action with respect to the applicable Exchange Offer a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of such Exchange Offer. See “The Exchange Offers—Procedures for Tendering Original Notes”.

If you are a beneficial owner of Original Notes through Euroclear or Clearstream, Luxembourg (each as defined herein) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream, Luxembourg. You are encouraged to contact Euroclear or Clearstream, Luxembourg directly to ascertain their procedures for tendering Original Notes.

Withdrawal Rights; Non-Acceptance	You may withdraw your tender of Original Notes at any time prior to the Expiration Date. In the event that tendered Original Notes are not withdrawn and not accepted by us for exchange, such Original Notes will be promptly returned to such holders or credited to such holders’ DTC account in the same manner as tendered to us, unless a holder has indicated other delivery instructions in the related letter of transmittal or computer-generated message. See “The Exchange Offers—Withdrawal of Tenders” and “The Exchange Offers— Terms of the Exchange Offers”.

Certain U.S. Federal Income Tax Considerations	The exchange of notes pursuant to the Exchange Offers generally should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations”.

Accounting Treatment	The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles. See “The Exchange Offers—Accounting Treatment”.

Use of Proceeds	We will not receive any cash proceeds in connection with the Exchange Offers. Original Notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the Exchange Offers.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the Exchange Agent for the Exchange Offers. See “The Exchange Agent” herein.

Further Information	See “The Exchange Offers” for more information concerning the Exchange Offers.

The Exchange Notes

The following summary contains basic information about the Exchange Notes and is not intended to be complete. For a more complete understanding of the Exchange Notes, please refer to “Description of Exchange Notes”.

Offeror	Baxter International Inc., a Delaware corporation.

Exchange Notes	The terms of each series of the Original Notes and the corresponding series of Exchange Notes are identical, except the Exchange Notes offered in the Exchange Offers:

•	will have been registered under the Securities Act;

•	will not have transfer restrictions and registration rights that relate to the Original Notes; and

•	will not have rights relating to the payment of additional interest to holders of Original Notes if we fail to timely commence and complete the Exchange Offers.

Maturity Date	The 2030 Exchange Notes will mature on April 1, 2030.

The 2031 Exchange Notes will mature on April 1, 2031.

Interest	Interest on the 2030 Exchange Notes will accrue at the rate of 3.950% per annum.

Interest on the 2031 Exchange Notes will accrue at the rate of 1.730% per annum.

Interest Payment Dates	Interest on the Exchange Notes will be payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2021. Interest will accrue from , 2021.

Ranking	The Exchange Notes are senior unsecured and unsubordinated obligations of Baxter and rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of Baxter and senior in right of payment to any of its future subordinated indebtedness. See “Description of Exchange Notes—Ranking”.

Optional Redemption	Baxter may, at its option, redeem the Exchange Notes of any series, at any time, in whole or in part, at the redemption prices described herein under the caption “Description of Exchange Notes—Optional Redemption of the Exchange Notes”.

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, as defined under “Description of Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event”, with respect to the Exchange Notes of any series, Baxter will be required to make an offer to repurchase the Exchange Notes of such series at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants	We will issue the Exchange Notes under the indenture that governs the Original Notes. The indenture contains certain covenants that, among other things, limit Baxter’s ability and the ability of certain of Baxter’s subsidiaries to create liens on its assets. These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Certain Covenants”.

Further Issuances	Baxter reserves the right, from time to time, without the consent of the holders of any series of the Exchange Notes, to issue additional Exchange Notes of any such series on terms and conditions substantially identical to those of the Exchange Notes of such series, so that such additional Exchange Notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the Exchange Notes of such series.

Absence of Public Market	There are currently no established trading markets for the Exchange Notes. As a result, a liquid market for the Exchange Notes may not develop.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Form and Settlement	The Exchange Notes will be issued in the form of one or more fully registered Global Notes which will be deposited with, or on behalf of, DTC as the depositary, and registered in the name of Cede & Co., DTC’s nominee. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire series of Exchange Notes. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

Listing	We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system.

Governing Law	The Exchange Notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” described herein for important information regarding Baxter and participation in the Exchange Offers.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risk factors as well as the risk factors discussed in Baxter’s Annual Report and in other filings with the SEC that are incorporated by reference herein. See “Incorporation by Reference”.

Risks Relating to Participation in the Exchange Offers

The Exchange Offers may be cancelled, delayed or extended.

The consummation of the Exchange Offers is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers”. We may, at our option and in our sole discretion, waive any such conditions or extend the length of either Exchange Offer. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes during which time those holders of the Original Notes will not be able to effect transfers of their Original Notes tendered for exchange.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Conditions to the Exchange Offers” and “The Exchange Offers—Procedures for Tendering Original Notes”. These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the applicable series of Original Notes outstanding. Following the Exchange Offers, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange. Accordingly, there can be no assurance that an active trading market will develop upon completion of the Exchange Offers or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active trading market does not develop or is not sustained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Risks Relating to the Notes

The notes are Baxter’s obligations and not obligations of its subsidiaries and will be structurally subordinated to the claims of Baxter’s subsidiaries’ creditors.

The notes are exclusively Baxter’s obligations and not obligations of, and will not be guaranteed by, its subsidiaries. Baxter is a holding company and, accordingly, Baxter conducts substantially all of its operations through its subsidiaries. As a result, Baxter’s cash flow and its ability to service its debt, including the notes, depends upon the earnings and operating capital requirements of its subsidiaries. Baxter depends on the distribution of earnings, loans or other payments by its subsidiaries to it. Baxter’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available to it for such payment, whether by dividends, distributions, loans or other payments. The ability of Baxter’s subsidiaries to make any payments to it will depend on its subsidiaries’ earnings, business and tax considerations and any legal restrictions, including the terms of such subsidiaries’ current and future indebtedness.

As a result of our structure, the notes will be structurally subordinated to all existing and future indebtedness, trade payables and other liabilities of Baxter’s subsidiaries. Baxter’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of holders of the notes to participate in those assets, will be subject to the prior claims of our subsidiaries’ creditors, including trade creditors. In addition, even if Baxter were a creditor of any of its subsidiaries, Baxter’s rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Baxter.

The indenture does not restrict the amount of additional unsecured debt that we may incur or our ability to enter into various transactions that could increase the amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the notes.

The indenture does not place any limitation on the amount of unsecured debt that we may incur. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

The indenture generally does not prevent us or our subsidiaries from entering into a variety of acquisition, change of control, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect the holders of the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, may also affect our ability to meet these obligations. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

We will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event as provided in the indenture. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time (including our existing and future credit facilities). The failure to make such repurchase would result in a default under the notes.

An increase in market interest rates could result in a decrease in the market value of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

Our credit ratings are subject to change and may not reflect all risks of an investment in the notes.

The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. The agencies may revise their ratings in response to changing macroeconomic conditions or in response to a change in our financial forecasts or liquidity position. The consummation or proposed consummation of various corporate transactions may also cause the agencies to change our credit ratings. These transactions may include, among other things, potential acquisitions of business development targets of various sizes and structures, our entry into a new credit facility or financing arrangement or the re-pricing or re-negotiation of any business development transaction. Additionally, each agency’s rating should be evaluated independently of any other agency’s rating.

USE OF PROCEEDS

These Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreements entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

DESCRIPTION OF EXCHANGE NOTES

The Exchange Notes offered hereby will be issued, and the Original Notes were issued, under the indenture, dated March 26, 2020 (the “base indenture”), between Baxter and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended and supplemented by the first supplemental indenture, dated March 26, 2020 (the “first supplemental indenture”), between Baxter and the trustee, and by the second supplemental indenture, dated November 2, 2020 (the “second supplemental indenture”), and as further amended, supplemented or modified from time to time. The base indenture, the first supplemental indenture and the second supplemental indenture, as they may be further amended, supplemented or modified from time to time, are referred to herein collectively as the “Indenture”. The terms of the Indenture are those provided in the Indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the Exchange Notes and the Indenture. It does not purport to be complete, and it is qualified in its entirety by reference to the Exchange Notes, the Indenture and the TIA. Baxter urges you to read the Exchange Notes and the Indenture because they, and not this description, define your rights as holders of the Exchange Notes. Copies of the base indenture and first supplemental indenture were filed with the SEC on March 27, 2020, and a copy of the second supplemental indenture was filed with the SEC on November 6, 2020, and you should refer to the Indenture for provisions that may be important to you.

Original Notes and Exchange Notes will represent the same debt

The Exchange Notes will be issued solely in exchange for an equal principal amount of Original Notes pursuant to the Exchange Offers. The Exchange Notes will evidence the same debt as the Original Notes and both series of Exchange Notes will be entitled to the benefits of the indenture and treated as a single class of debt securities. The terms of the Exchange Notes will be the same in all material respects as the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof and (ii) the Exchange Notes will not be subject to the registration rights under the Registration Rights Agreements.

If the Exchange Offers are consummated, holders of the Original Notes who do not exchange their Original Notes for Exchange Notes will vote together with holders of Exchange Notes for all relevant purposes under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the Exchange Offers are consummated, such percentages in aggregate principal amount of the Original Notes and the Exchange Notes then outstanding.

General

Baxter issued the 2030 Original Notes in an initial aggregate principal amount of $500,000,000. The 2030 notes are scheduled to mature on April 1, 2030.

Baxter issued the 2031 Original Notes in an initial aggregate principal amount of $650,000,000. The 2031 notes are scheduled to mature on April 1, 2031.

Baxter may, from time to time, without the consent of the holders of any series of the Exchange Notes, issue additional Exchange Notes of any such series on terms and conditions substantially identical to those of the Exchange Notes of such series (except for the issue date and, in some cases, the initial interest payment date), so that such additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the Exchange Notes of such series and will otherwise have the same terms as the Exchange Notes of such series; provided that Baxter will not issue such additional notes as part of the same series as such outstanding Exchange Notes, unless the additional notes are fungible with the outstanding Exchange Notes of the particular series for U.S. federal income tax purposes.

Each series of Exchange Notes will be issued in the form of one or more global securities registered in the name of the nominee of The Depository Trust Company (which Baxter may refer to along with its successors in such capacity as the depositary). The Exchange Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

With certain exceptions and pursuant to certain requirements set forth in the indenture, Baxter may discharge its obligations under the indenture with respect to the Exchange Notes as described in the sections entitled “—Satisfaction and Discharge” and “—Defeasance and Covenant Defeasance” set forth below.

The Exchange Notes will not be subject to a sinking fund provision.

Interest Rate

The 2030 Exchange Notes will bear interest at a rate of 3.950% per annum. The 2031 Exchange Notes will bear interest at a rate of 1.730% per annum. Interest on the Exchange Notes is payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2021. Baxter will make each interest payment to the holders of record of the Exchange Notes as of the close of business on the immediately preceding March 17 and September 16 (whether or not a business day). Interest on the Exchange Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

If any interest payment date on the notes falls on a day that is not a business day, payment will be made on the next succeeding business day, and no interest will accrue for the period from and after the interest payment date to the next succeeding business day. As used in this prospectus, the term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by or pursuant to law, regulation or executive order to close.

Ranking

The Exchange Notes are Baxter’s direct, unsecured and unsubordinated obligations and will rank equal in priority of payment with all of Baxter’s other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to any future subordinated indebtedness. At December 31, 2020, Baxter had approximately $6.2 billion of senior unsecured indebtedness outstanding.

A substantial portion of Baxter’s assets are owned through its subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the Exchange Notes. None of Baxter’s subsidiaries will guarantee or have any obligations with respect to the Exchange Notes. The Exchange Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of Baxter’s subsidiaries. Therefore, Baxter’s rights and the rights of its creditors, including holders of the Exchange Notes, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Although Baxter will be required to comply with the covenant described below under the caption “—Certain Covenants—Restrictions on the creation of secured debt” with respect to the Exchange Notes, Baxter has the ability to incur substantial amounts of debt and the indenture will not limit the ability of its subsidiaries to incur an unlimited amount of debt, including secured debt. The indenture does not limit the amount of liabilities that are not considered debt that may be incurred by us or our subsidiaries.

Optional Redemption

The 2030 Exchange Notes, at any time prior to January 1, 2030, and the 2031 Exchange Notes, at any time prior to January 1, 2031 (each such date, a “Par Call Date”), will be redeemable in whole at any time or in part, from time to time, at Baxter’s option, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount of the relevant series of Exchange Notes to be redeemed plus accrued and unpaid interest, if any, to, but including to the date of redemption, and (2) the sum of the present values of the principal amount of the relevant series of Exchange Notes to be redeemed and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the applicable Par Call Date for such series, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined below, plus 50 basis points, in the case of the 2030 Exchange Notes, and 15 basis points, in the case of the 2031 Exchange Notes, in each case plus accrued and unpaid interest, if any, but excluding, the date of redemption. Baxter will calculate the redemption price.

On or after the applicable Par Call Date, the Exchange Notes will be redeemable in whole at any time or in part, from time to time, at Baxter’s option, at a redemption price equal to 100% of the principal amount of the Exchange Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Exchange Notes to be redeemed calculated as if the maturity date of such series of Exchange Notes were the applicable Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if Baxter obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that Baxter shall appoint.

“Reference Treasury Dealers” means (1) (a) with respect to the 2030 Exchange Notes, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and their respective successors, and (b) with respect to the 2031 Exchange Notes, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (“Primary Treasury Dealer”), Baxter shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) with respect to each series of Exchange Notes, at our option, additional Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

To exercise our option to redeem the Exchange Notes of any series, Baxter will give each holder of the Exchange Notes of such series to be redeemed a notice in writing at least 10 days but not more than 60 days before the redemption date.

With respect to the 2031 Exchange Notes, notice of any redemption may, in Baxter’s discretion, be given subject to the satisfaction of one or more conditions precedent, In that case, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by Baxter by the relevant redemption date.

If less than all of the Exchange Notes are to be redeemed, the selection of such Exchange Notes shall be made in accordance with the applicable depositary.

Unless a default occurs in payment of the redemption price, from and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Offer to Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the Exchange Notes of any series, other than with respect to Exchange Notes of such series for which Baxter has exercised its option to redeem as described above, Baxter will be required to make an offer (the “Change of Control Offer”) to each holder of the Exchange Notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Exchange Notes of such series on the terms set forth in such Exchange Notes. In the Change of Control Offer, Baxter will be required to offer payment in cash equal to 101% of the aggregate principal amount of Exchange Notes of the applicable series repurchased, plus accrued and unpaid interest, if any, on the Exchange Notes of such series repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures, sent electronically) to holders of the applicable Exchange Notes with a copy to the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Exchange Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, Baxter will, to the extent lawful:

•	accept for payment all Exchange Notes or portions of Exchange Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of Exchange Notes properly tendered; and

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deliver or cause to be delivered to the trustee such Exchange Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes being repurchased.

Baxter will not be required to comply with the obligations relating to repurchasing the Exchange Notes if a third party instead satisfies them. In addition, Baxter will not repurchase any Exchange Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture with respect to such Exchange Notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Baxter will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the Exchange Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Exchange Notes, Baxter will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the change of control offer provisions of the notes by virtue of any such conflict.

If a Change of Control Offer is made, there can be no assurance that Baxter will have available funds sufficient to make the Change of Control Payment for all of the notes that may be tendered for repurchase. See

“Risk Factors—We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.”

For purposes of the change of control offer provisions of the Exchange Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture), other than us or one of our subsidiaries or (3) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) Baxter becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Exchange Notes or fails to make a rating of the Exchange Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means with respect to any series of the Exchange Notes, the rating on such Exchange Notes is lowered by each of the Rating Agencies and such Exchange Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such Exchange Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies but no longer than 180 days) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control; provided, however, that a Rating Event with respect to any series of the Exchange Notes otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating with respect to any series of the Exchange Notes to which this definition would otherwise apply do not announce or publicly confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the Exchange Notes to require us to repurchase that holder’s Exchange Notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons may be uncertain.

Baxter’s obligation to purchase the Exchange Notes following a Change of Control Triggering Event is subject to the provisions described in the section entitled “— Defeasance and Covenant Defeasance”.

Certain Covenants

Restrictions on the creation of secured debt. Baxter will not, and will not cause or permit any restricted subsidiary to, create, incur, assume or guarantee any indebtedness that is secured by a security interest in any principal facilities of Baxter or any restricted subsidiary or in shares of stock owned directly or indirectly by Baxter in any restricted subsidiary or in indebtedness for money borrowed by one of its restricted subsidiaries from Baxter or another of the restricted subsidiaries (“secured debt”) unless the Exchange Notes then outstanding and any other indebtedness of or guaranteed by Baxter or such restricted subsidiary then entitled to be so secured is secured equally and ratably with or prior to any and all other obligations and indebtedness thereby secured, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

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any security interest on any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by Baxter or a restricted subsidiary, which security interest secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which security interest is created prior to, at the same time as, or within 120 days after (i) in the case of the acquisition of property, the completion of the acquisition of the property and (ii) in the case of construction, development or improvement of property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production of the property;

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any security interest on property existing at the time of the acquisition of such property by Baxter or a restricted subsidiary which security interest secures obligations assumed by Baxter or a restricted subsidiary;

•	any security interest arising from conditional sales agreements or title retention agreements with respect to property acquired by Baxter or any restricted subsidiary;

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security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with Baxter or a restricted subsidiary or at the time the corporation or firm sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to Baxter or a restricted subsidiary;

•	security interests securing indebtedness of a restricted subsidiary to Baxter or to another restricted subsidiary;

•	mechanics’ and other statutory liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith;

•	security interests arising by reason of deposit with, or the giving of any form of security to, any governmental agency which is required by law as a condition to the transaction of any business;

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security interests for taxes, assessments or governmental charges or levies not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith;

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security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in the case of judgment liens, the execution has been stayed;

•	landlords’ liens on fixtures located on premises leased by Baxter or a restricted subsidiary in the ordinary course of business;

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security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state thereof, or any department, agency or instrumentality of the United States or any state thereof;

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security interests that secure an obligation issued by the United States or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;

•	security interests by reason of deposits to qualify Baxter or a restricted subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;

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the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; or

•

any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of any secured debt secured by any security interest listed above, provided that the principal amount of the secured debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or refunding, secured the secured debt and additions to the property.

For purposes of the indenture, “principal facilities” are any manufacturing plants, warehouses, office buildings and parcels of real property owned by Baxter or any restricted subsidiary, provided each such facility has a gross book value, without deduction for any depreciation reserves, in excess of 2% of Baxter’s consolidated net tangible assets other than any facility that is determined by Baxter’s board of directors to not be of material importance to the business conducted by Baxter and its subsidiaries taken as a whole. For purposes of the indenture, “consolidated net tangible assets” are the total amount of assets that would be included on Baxter’s consolidated balance sheet under U.S. generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount and unamortized expense incurred in the issuance of debt and other like intangibles, except for prepaid royalties.

Notwithstanding the limitations on secured debt described above, Baxter and any restricted subsidiary may create, incur, assume or guarantee secured debt, without equally and ratably securing the notes, provided that the sum of such secured debt and all other secured debt entered into after the date of the indenture, other than secured debt permitted as described in the bullet points above, does not exceed 15% of Baxter’s consolidated net tangible assets.

For purposes of the indenture, a “restricted subsidiary” is any corporation in which Baxter owns voting securities entitling it to elect a majority of the directors and which is either designated as a restricted subsidiary in accordance with the indenture or:

•	existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;

•	has its principal business and assets in the United States;

•

the business of which is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and

•	does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.

Restrictions on Mergers, Consolidations and Transfers of Assets. Baxter will not consolidate with or merge into or sell, transfer or lease all or substantially all of its properties and assets to another person unless:

•	in the case of a merger, Baxter is the surviving corporation, or

•

the person into which Baxter is merged or which acquires all or substantially all of the properties and assets of Baxter expressly assumes all of the obligations of Baxter relating to the notes and the indenture.

Upon a consolidation, merger or transfer, the successor corporation will be substituted for Baxter under the indenture. The successor corporation may then exercise all of the powers and rights of Baxter under the indenture, and Baxter will be released from all of its obligations and covenants under the Exchange Notes and the indenture. If Baxter leases all or substantially all of its assets, the lessee corporation will be the successor and may exercise all of the respective powers and rights under the indenture but Baxter will not be released from its obligations and covenants under the Exchange Notes and the indenture.

Events of Default

Each of the following will be an event of default under the indenture with respect to either series of Exchange Notes:

•	our failure to pay interest on any of the Exchange Notes of such series when due, and continuance of the default for a period of 30 days;

•	our failure to pay principal or premium, if any, on such series of Exchange Notes when due, whether at maturity or otherwise;

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the Exchange Notes of such series;

•

our failure to perform, or our breach, of any covenant or warranty in the indenture in respect of such series of Exchange Notes, other than a covenant or warranty included in the indenture solely for the benefit of another series of notes, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of not less than 25% in aggregate principal amount of the outstanding Exchange Notes of such series give notice to us and the trustee, specifying the default or breach; or

•	specified events involving our bankruptcy, insolvency or reorganization.

An event of default under one series of notes does not necessarily constitute an event of default under any other series of notes. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of notes, the trustee will mail to all holders of Exchange Notes of such series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of Exchange Notes, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of Exchange Notes, no notice with respect to such series will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of Exchange Notes.

If an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of Exchange Notes occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may declare the principal of, and accrued and unpaid interest, if any, on, the Exchange Notes in that series to be due and payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of Exchange Notes occurs then the principal of, and accrued and unpaid interest, if any, on, all the Exchange Notes of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the Exchange Notes. However, upon specified conditions, the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of a series may rescind and annul an acceleration of the Exchange Notes of that series and its consequences.

Any notice of event of default, notice of acceleration or instruction to the trustee to provide a notice of event of default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more holders of the Exchange Notes (other than, in the case of the 2031 Exchange Notes, a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such holder to Baxter and the trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of event of default shall be deemed repeated at all times until the resulting event of default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, provide Baxter with such other information as Baxter may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Exchange Notes, Baxter determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee (i) in the case of the 2031 Exchange Notes, an officer’s certificate stating that Baxter has initiated litigation in, or (ii) in the case of the 2030 Exchange Notes, evidence that Baxter has filed papers with, a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any event of default that resulted from the applicable Noteholder Direction, the cure period with respect to such event of default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the applicable Exchange Notes, Baxter provides to the trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, (i) in the case of the 2031 Exchange Notes, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any event of default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and remedy stayed, or (ii) in the case of the 2030 Exchange Notes, the cure period with respect to any event of default that resulted from the applicable Noteholder Direction shall be automatically stayed, in each case pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such event of default shall be deemed never to have occurred and, in the case of the 2031 Exchange Notes, acceleration shall be voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or event of default.

Notwithstanding anything in the preceding two paragraphs to the contrary, with respect to the 2031 Exchange Notes, any Noteholder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, with respect to the 2031 Exchange Notes, the foregoing two paragraphs shall not apply to any holder that is a Regulated Bank.

For the avoidance of doubt, with respect to the 2031 Exchange Notes, the trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, officers’ certificate or other document delivered to it pursuant to the foregoing paragraphs, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Regulated Banks, Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. With respect to the 2031 Exchange Notes, the trustee shall have no liability to Baxter, any holder or any other person in acting in good faith on a Noteholder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement or whether or not any holder is a Regulated Bank.

Subject to the trustee being required to act with the requisite standard of care during the continuance of an event of default under the indenture with respect to any series of the Exchange Notes, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of such Exchange Notes unless those holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding Exchange Notes of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the Exchange Notes of such series.

The indenture requires the annual filing with the trustee of a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Baxter that states whether Baxter is in default under the terms, provisions or conditions of the indenture.

Notwithstanding any other provision of the indenture, the holders of Exchange Notes will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on such Exchange Notes on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

For purposes of the event of default provisions of the Exchange Notes, the following terms shall apply, as applicable:

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5 billion.

“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Exchange Notes (other than a

Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Exchange Notes and/or the creditworthiness of Baxter (the “Performance References”).

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Exchange Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to Baxter immediately prior to such date of determination.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Screened Affiliate” means any affiliate of a holder (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Baxter or its subsidiaries, (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

Modification and Waivers

The indenture permits Baxter and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the Exchange Notes of the applicable series or the rights of the holders of such Exchange Notes under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding Exchange Notes affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, with respect to the notes;

•	reduce the principal of or any premium on the notes or reduce the rate of interest on or the redemption or repurchase price of the notes;

•	change any place where or the currency in which the principal of, any premium or interest on, any note is payable;

•	impair a holder’s right to institute suit to enforce any payment on or after the stated maturity of the notes or, in the case of redemption, on or after the redemption date;

•

reduce the percentage in principal amount of outstanding notes of the applicable series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences; or

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding notes of the applicable series necessary to consent to any such change.

Notwithstanding the foregoing, the indenture also contains provisions permitting Baxter and the trustee, without the consent of the holders of the notes, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the Exchange Notes any property or assets which Baxter may desire;

•	to evidence succession of another corporation to Baxter, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Baxter;

•

to add covenants and agreements of Baxter to those included in the indenture for the protection of holders of Exchange Notes and to make the occurrence of a default of any such covenants or agreements a default or an event of default permitting enforcement of the remedies set forth in the indenture;

•	to prohibit the authentication and delivery of additional series of Exchange Notes under the indenture;

•

to cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture which may be defective or inconsistent with any other provisions contained therein;

•

to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture and shall not adversely affect the interests of the holders of the Exchange Notes in any material respect; or

•

to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the Exchange Notes of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The holders of a majority in aggregate principal amount of the outstanding Exchange Notes of a series may, with respect to the Exchange Notes of such series waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Exchange Notes of a series may, on behalf of all holders of the Exchange Notes of such series, waive any past default under the indenture with respect to the Exchange Notes of such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the Exchange Notes of such series or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Exchange Note of such series.

In order to determine whether the holders of the requisite principal amount of the outstanding Exchange Notes have taken an action under an indenture as of a specified date notes owned by us or any other obligor upon the Exchange Notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Satisfaction and Discharge

Upon the direction of Baxter, the indenture will cease to be of further effect with respect to any series of Exchange Notes specified, subject to the survival of specified provisions of the indenture, when:

•

either: (i) all Exchange Notes of a series issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all Exchange Notes of a series issued under the indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Baxter has deposited with the trustee, in trust, funds in United States dollars, or direct or indirect obligations of the United States (“government obligations”) in an amount sufficient to pay the entire indebtedness on the Exchange Notes of such series including the principal, premium, if any, interest, if any, to the date of the deposit, if the Exchange Notes of such series have become due and payable, or to the maturity or redemption date of such Exchange Notes, as the case may be;

•	Baxter has paid all other sums payable under the indenture with respect to the outstanding Exchange Notes of any series issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

Baxter may elect with respect to any series of Exchange Notes issued under the indenture either:

•	to defease and be discharged from all of its obligations with respect to the outstanding Exchange Notes of any series (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of such series of Exchange Notes,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen such series of Exchange Notes,

•	the obligation to maintain an office or agency in respect of such series of Exchange Notes, and

•	the obligation to hold monies for payment in trust; or

•

to be released from its obligations with respect to any series of Exchange Notes under specified covenants in the indenture including those described under the heading “Certain Covenants — Restrictions on the creation of secured debt”, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such series of Exchange Notes (“covenant defeasance”), in either case upon the irrevocable deposit by Baxter with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Baxter is a party or is bound;

•	in the case of defeasance, Baxter will have delivered to the trustee an opinion of independent counsel confirming that

•	Baxter has received from or there has been published by the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the applicable series of Exchange Notes then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of covenant defeasance, Baxter will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the applicable series of Exchange Notes then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or government obligations deposited are sufficient in the opinion of a certified public accounting firm of national reputation to pay the principal of, and premium, if any, and interest, if any, with respect to the applicable series of Exchange Notes provided the notes are redeemed on a particular redemption date, Baxter will have given the trustee irrevocable instructions to redeem such series of Exchange Notes on that date; and

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the applicable series of Exchange Notes will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to Baxter will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

In the event covenant defeasance is effected with respect to a series of Exchange Notes and those Exchange Notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to that series of Exchange Notes after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on such Exchange Notes at the time of any acceleration resulting from that event of default. However, Baxter would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry and Settlement

Each series of Exchange Notes will be issued in the form of one or more fully registered global notes, deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire series of Exchange Notes. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes under the indenture.

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg”).

Except as provided below, you will not be entitled to have Exchange Notes registered in your name, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form, and will not be considered the owner or holder thereof under the indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The Depository Trust Company. DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTTC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”, including Clearstream, Luxembourg or Euroclear). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Exchange Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Exchange Notes on DTC’s records. The ownership interest of each actual purchaser of each Exchange Notes will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Exchange Notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all Exchange Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Exchange Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee, will not change the beneficial ownership of the Exchange Notes. DTC has no knowledge of the actual beneficial owners of the Exchange Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices with respect to any series will be sent to DTC. If less than all of the notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the Exchange Notes of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Baxter as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal and interest payments, if any, on the Exchange Notes will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Baxter or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, Baxter or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where Baxter has made a tender offer for the purchase of any notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its notes purchased or tendered. The beneficial owner must deliver notes by causing the direct participants to transfer the participant’s interest in the notes, on DTC’s records, to a tender agent. The requirement for physical delivery of Exchange Notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the Exchange Notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Exchange Notes to the tender agent’s DTC account.

Baxter obtained the information in this section concerning DTC and DTC’s book-entry system from sources that Baxter believes to be reliable, but Baxter takes no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the Exchange Notes of any series notifies us that it is unwilling or unable to continue as the depository for the Exchange Notes of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, Baxter will be obligated to use commercially reasonable efforts to appoint another depository for the notes of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the Exchange Notes of that series.

Baxter may at any time in our sole discretion determine that the Exchange Notes of any series shall no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the Exchange Notes of that series.

Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream, Luxembourg participants are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear system (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to the Exchange Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream, Luxembourg Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the Global Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear or Clearstream Participant purchasing an interest in a global note from a Direct Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Participant to a Direct Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that Baxter believes to be reliable, but Baxter takes no responsibility for the accuracy of that information.

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in global notes among Euroclear Participants and Clearstream, Luxembourg Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Baxter nor the underwriters take any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

Governing Law

The indenture and the Exchange Notes will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

The Trustee, Registrar and Paying Agent

The Bank of New York Mellon Trust Company, N.A. will be the trustee, registrar and paying agent with respect to the Exchange Notes. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event or Change of Control Triggering Event has occurred.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture when available without charge by writing to Baxter at One Baxter Parkway, Deerfield, Illinois 60015, Attention: Corporate Secretary.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

The 2030 Original Notes were purchased by the 2030 Initial Purchasers on March 26, 2020 and the 2031 Original Notes were purchased by the 2031 Initial Purchasers on November 2, 2020, in each case for resale to qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside of the United Stated to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the sale of the 2030 Original Notes, Baxter and Citigroup Global Markets Inc., Goldman, Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives to the 2030 Initial Purchasers, entered into the March Registration Rights Agreement. In connection with the sale of the 2031 Original Notes, Baxter and BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives to the 2031 Initial Purchasers, entered into the November Registration Rights Agreement.

Baxter is making the Exchange Offers in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, Baxter has not sought our own no-action letter. Based upon these interpretations by the SEC, Baxter believes that a holder of Exchange Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Original Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. Baxter also believes that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offers to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution”. You may not participate in the Exchange Offers if you are a broker-dealer tendering Original Notes that you acquired directly from us for your own account.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offers are not being made to, nor will Baxter accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of them would not be in compliance with the securities or blue sky laws of such jurisdiction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Baxter has agreed that, for a period of 90 days after the Expiration Date (as defined herein), Baxter will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Terms of the Exchange Offers

Based on the terms and subject to the conditions set forth in this prospectus and accompanying Letter of Transmittal, Baxter will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offers. Baxter will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes validly tendered pursuant to the Exchange Offers on or before the Expiration Date and not validly withdrawn. Holders may tender some or all of the Original Notes pursuant to the Exchange Offers. The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes to be tendered.

Promptly after the Expiration Date (unless extended as described in this prospectus), Baxter will issue an aggregate principal amount of up to $500,000,000 of 2030 Exchange Notes for a like principal amount of outstanding 2030 Original Notes tendered and accepted and up to $650,000,000 of 2031 Exchange Notes for a like principal amount of outstanding 2031 Original notes tendered and accepted in connection with the Exchange Offers. The Exchange Notes issued in connection with the Exchange Offers will be delivered promptly after the Expiration Date.

The form and terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that:

•	the Exchange Notes will have different CUSIP numbers from the Original Notes;

•	the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the Exchange Notes; and

•

holders of the Exchange Notes will not be entitled to any rights under the Registration Rights Agreements, which rights will terminate upon the consummation of the Exchange Offers, or to the additional interest provisions of the Registration Rights Agreements.

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged. As a result, the Original Notes and the Exchange Notes will be treated as a single series under the indenture.

No interest will be paid in connection with the Exchange Offers. The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Original Notes or, if no interest has been paid on the Original Notes, from the date of original issue of the Original Notes. Accordingly, the holders of Original Notes that are accepted for exchange will not receive accrued but unpaid interest on Original Notes at the time of tender. Rather, that interest will be payable on the Exchange Notes delivered in exchange for the Original Notes on the first interest payment date after the Expiration Date.

In connection with the issuance of the Original Notes, Baxter arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Exchange Notes will be issued in the form of one or more Global Notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes—Book-Entry and Settlement”.

Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indenture that governs the notes, but certain registration and other rights under the Registration Rights Agreements will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreements. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers”.

Baxter shall be considered to have accepted validly tendered Original Notes if and when Baxter has given oral (to be followed by prompt written notice) or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, Baxter will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offers. Baxter will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See “—Fees and Expenses”.

Expiration Date; Extension; Termination; Amendment

The Exchange Offers will remain open for at least 20 full business days. The Expiration Date for the Exchange Offers is 5:00 p.m., New York City time, on                 , 2021 unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offers are extended with respect to either or both series of Exchange Notes.

Subject to applicable law, Baxter reserves the right, in our sole discretion:

•

to delay accepting any Original Notes, to extend either Exchange Offer or to terminate either Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of either Exchange Offer in any manner.

If Baxter amends either Exchange Offer in a manner that Baxter considers material, Baxter will disclose such amendment by means of a prospectus supplement, and Baxter will extend such Exchange Offer for a period of five to ten business days. Neither Exchange Offer is conditioned upon the other Exchange Offer, and Baxter may terminate either Exchange Offer without terminating the other Exchange Offer.

If Baxter determines to extend, amend or terminate either Exchange Offer, Baxter will publicly announce this determination by making a timely release through an appropriate news agency.

If Baxter delays accepting any Original Notes or terminates either Exchange Offer, Baxter promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the Exchange Offers as required by Rule 14e-1(c).

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, or any extension of the Exchange Offers, Baxter will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and Baxter may terminate either Exchange Offer or, at its option, modify, extend or otherwise amend either Exchange Offer, if any of the following conditions are not satisfied at or prior to the Expiration Date. Additionally, neither Exchange Offer is conditioned upon the other Exchange Offer, and Baxter may terminate or extend either Exchange Offer without terminating or extending the other Exchange Offer:

(1)    In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which Baxter or one of its affiliates is a party or by which Baxter or one of its affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers by or before any court or governmental regulatory or administrative agency, authority, or tribunal, which either:

•

challenges the making of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers; or

•

in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Baxter and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Baxter of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers;

(2)    None of the following has occurred:

•

the SEC has issued a stop order which would suspend the effectiveness of the registration statement of which this prospectus forms a part or the qualification of the applicable indenture governing the Exchange Notes under the TIA;

•	any general suspension of, or limitation on, trading in securities on any United States national securities exchanges or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

(3)    The trustee under the Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, either of the Exchange Offers, nor has the trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers.

Baxter expressly reserves the right to amend or terminate either Exchange Offer and to reject for exchange any Original Notes not previously accepted for such exchange, upon the occurrence of any of the conditions of the Exchange Offers specified above. Baxter will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding. Baxter may, at its option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose.

All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Date. In addition, Baxter may in its absolute discretion, subject to applicable law, terminate either Exchange Offer for any other reason.

If any of the foregoing conditions are not satisfied, Baxter may, at any time at or prior to the Expiration Date:

(1)    terminate either Exchange Offer and promptly return all tendered Original Notes with respect to that Exchange Offer to the respective tendering holders;

(2)    modify, extend or otherwise amend either Exchange Offer and retain all tendered Original Notes with respect to that Exchange Offer until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

(3)    waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose, with respect to either Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offers described in this prospectus and in the letter of transmittal. The participation in the Exchange Offers by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering Original Notes

If you hold Original Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Original Notes using the procedures described in this prospectus and in the accompanying letter of transmittal.

The procedures by which you may tender or cause to be tendered Original Notes will depend upon the manner in which you hold the Original Notes, as described below.

If you are a beneficial owner which holds Original Notes through Euroclear or Clearstream, Luxembourg and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream, Luxembourg. You are encouraged to contact Euroclear and Clearstream, Luxembourg directly to ascertain their procedure for tendering Original Notes.

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Original Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Original Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Original Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Original Notes at DTC for purposes of the Exchange Offers.

Tenders of Original Notes will be accepted only integral multiples of $1,000. No alternative, conditional or contingent tenders will be accepted.

Any DTC participant may tender Original Notes by effecting a book-entry transfer of the Original Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC and either (1) electronically transmitting its acceptance of the Exchange Offers through DTC’s ATOP procedures for transfer or (2) completing and signing the letter of transmittal according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the Exchange Agent at its address on the back cover page of this prospectus, in either case before the Expiration Date of the Exchange Offers.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Baxter may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the Exchange Offers. A letter of transmittal need not accompany tenders effected through ATOP; however, you will be bound by its terms just as if you had signed it.

The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the Expiration Date of the Exchange Offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to Baxter or DTC does not constitute delivery to the Exchange Agent.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Original Notes—Original Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if such owner wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of the Exchange Offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

Letter of Transmittal

Subject to and effective upon the acceptance for exchange and issuance of Exchange Notes, in exchange for Original Notes tendered by a letter of transmittal in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message) a tendering holder of Original Notes:

•

irrevocably sells, assigns and transfers to or upon the order of Baxter all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Original Notes tendered thereby;

•	represents and warrants that the Original Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

•	irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Original Notes (with full knowledge that the Exchange

Agent also acts as the agent of Baxter and an affiliate of the Exchange Agent acts as trustee under the Indenture), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Original Notes tendered to be assigned, transferred and exchanged in the Exchange Offers.

Proper Execution and Delivery of Letter of Transmittal

If you wish to participate in the Exchange Offers, delivery of your Original Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the Exchange Agent. If you mail these items, Baxter recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal need not be guaranteed if:

•

the letter of transmittal is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Original Notes and the portion entitled “Special Issuance Instructions” on the letter of transmittal has not been completed; or

•	the Original Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name, address and DTC participant number to which unexchanged Original Notes should be delivered by book-entry transfer, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned by book-entry transfer to the tendering holder.

Miscellaneous

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. Baxter reserves the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. Baxter also reserves the right to waive, in its absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Baxter’s interpretation of the terms and conditions of the Exchange Offers, including the terms and instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time Baxter determines. Although Baxter intends to notify holders of defects or irregularities with respect to tenders of Original Notes, none of we, the Exchange Agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

In addition, Baxter reserves the right, as set forth above under the caption “—Conditions to the Exchange Offers”, to terminate either Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that Baxter will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offers it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of our company; and

•

if the holder is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

There are no guaranteed delivery procedures for the Exchange Offers. Holders must tender their Original Notes via the ATOP system in accordance with the procedures of the letter of transmittal by the Expiration Date.

Withdrawal of Tenders

Tenders of Original Notes in the Exchange Offers may be validly withdrawn at any time prior to the Expiration Date.

Beneficial owners desiring to withdraw a tender of Original Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Original Notes. In order to withdraw Original Notes previously tendered, a DTC participant may, prior to the Expiration Date of the Exchange Offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The withdrawal notice must:

•	specify the name of the tendering holder of Original Notes;

•	bear a description, including the series, of the Original Notes to be withdrawn;

•	specify the aggregate principal amount represented by those Original Notes;

•	specify the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

•

be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering Original Notes” at or prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as Exchange Agent in connection with the Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o BNY Mellon Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Tiffany Castor

Tel: (315) 414-3034

Fax: (732) 667-9408

Email: CT_Reorg_Unit_Inquiries@bnymellon.com

Fees and Expenses

Baxter will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. Baxter will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent and certain accounting and legal fees.

Holders who tender their Original Notes for exchange generally will not be obligated to pay transfer taxes. If, however,

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered,

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offers,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, Baxter will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offers will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC through ATOP) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Baxter is under no duty to give notification of defects or irregularities of tenders of Original

Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offers, certain registration rights under the Registration Rights Agreements will terminate.

In the event the Exchange Offers are completed, Baxter generally will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•

the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

Baxter does not currently anticipate that it will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to Participation in the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFERS

An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers should not be treated as a disposition of the Original Notes for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, (a) a holder of Original Notes should not recognize gain or loss in respect of such exchange, (b) a holder’s tax basis in the Exchange Notes should equal its tax basis in the Original Notes, (c) a holder’s holding period in the Exchange Notes should include its holding period in the Original Notes, and (d) a holder should be subject to tax in respect of the Exchange Notes in the same manner as with respect to the Original Notes.

PLAN OF DISTRIBUTION

If you want to participate in the Exchange Offers, you must represent, among other things, that you:

•	are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	are acquiring the Exchange Notes in the ordinary course of your business;

•	have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	are not an “affiliate” as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “Summary—The Exchange Offers—Resale of Exchange Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. Baxter has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Baxter will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, Baxter will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

THE EXCHANGE AGENT

The Bank of New York Mellon Trust Company, N.A has been appointed as the Exchange Agent for the Exchange Offers. Letters of transmittal and all correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Original Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the Exchange Agent at the address and telephone numbers listed below. Holders of Original Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The contact information for the Exchange Agent is:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o BNY Mellon Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Tiffany Castor

Tel: (315) 414-3034

Fax: (732) 667-9408

Email: CT_Reorg_Unit_Inquiries@bnymellon.com

Questions and requests for assistance related to the Exchange Offers or for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the telephone number and address listed above.

DELIVERY OF A LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS DOES NOT CONSTITUTE VALID DELIVERY.

VALIDITY OF NOTES

The validity of the Exchange Notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Baxter International Inc.

OFFERS TO EXCHANGE

PROSPECTUS

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon Trust Company, N.A.

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

Until                    , 2021, all dealers that effect transactions in the Exchange Notes, whether or not participating in the Exchange Offers, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of Baxter’s Certificate of Incorporation provides that Baxter shall indemnify directors and officers of Baxter and its subsidiaries against certain liabilities that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Baxter is also empowered by Section 102(b)(7) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit under certain circumstances a director’s liability to Baxter or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article EIGHTH of Baxter’s Certificate of Incorporation states that to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, directors of Baxter shall not be liable to Baxter or its stockholders for monetary damages for breach of fiduciary duty as a director. Under currently applicable Delaware law, directors will remain liable for damages for (i) a breach of their duty of loyalty to Baxter and its stockholders; (ii) acts or omissions not in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) unlawful dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

Baxter maintains insurance policies under which the directors and officers of Baxter are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act or the Exchange Act.

Baxter has entered into indemnification agreements with its officers and directors. These agreements provide for full indemnification, including indemnification for judgments or settlements against an officer or director in favor of Baxter, with certain exceptions. This indemnity could apply to liabilities under the Securities Act in certain circumstances.

Item 21.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement or incorporated herein by reference.

Exhibit No.	Description of Documents

3.1*	Amended and Restated Certificate of Incorporation of Baxter International Inc., dated May 9, 2013 (incorporated by reference herein to Exhibit 3.1 to Baxter International Inc.’s Current Report on Form 8-K filed on May 10, 2013).

Exhibit No.	Description of Documents

3.2*

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Baxter International Inc., dated May 3, 2016 (incorporated by reference herein to Exhibit 3.1 to Baxter International Inc.’s Current Report on Form 8-K, filed on May 4, 2016).

3.3*	Bylaws, as amended and restated on November 13, 2018 (incorporated by reference herein to Exhibit 3.1 to Baxter International Inc.’s Current Report on Form 8-K, filed on November 15, 2018).

4.1*	Indenture, dated March 26, 2020, between Baxter International Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference herein to Exhibit 4.1 to Baxter International Inc.’s Current Report on Form 8-K filed on March 27, 2020).

4.2*	First Supplemental Indenture, dated March 26, 2020, to the Indenture, dated March 26, 2020, between Baxter International Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including Form of 3.950% Senior Notes due 2030) (incorporated by reference herein to Exhibit 4.2 to Baxter International Inc.’s Current Report on Form 8-K filed on March 27, 2020).

4.3	Form of 3.950% Senior Note due 2030.

4.4*	Registration Rights Agreement, dated as of March 26, 2020, between Baxter International Inc. and the Initial Purchasers (incorporated by reference herein to Exhibit 4.3 to Baxter International Inc.’s Current Report on Form 8-K, filed on March 27, 2020).

4.5*	Second Supplemental Indenture, dated November 2, 2020, to the Indenture, dated March 26, 2020, between Baxter International Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including Form of 1.730% Senior Notes due 2031) (incorporated by reference herein to Exhibit 4.1 to Baxter International Inc.’s Current Report on Form 8-K filed on November 6, 2020).

4.6	Form of 1.730% Senior Note due 2031.

4.7*	Registration Rights Agreement, dated as of November 2, 2020, between Baxter International Inc. and the Initial Purchasers (incorporated by reference herein to Exhibit 4.2 to Baxter International Inc.’s Current Report on Form 8-K filed on November 6, 2020).

5.1	Opinion of Sullivan & Cromwell LLP.

21.1*	List of principal subsidiaries of Baxter International Inc. (incorporated by reference herein to Exhibit 21 to Baxter International Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 11, 2021).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sullivan & Cromwell, LLP (included as part of Exhibit 5.1).

24.1	Powers of Attorney of Officers and Directors (included on signature pages).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the Indenture, dated March 6, 2020, between Baxter International Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Form of Letter of Transmittal.

*	Previously filed.

Item 22.	Undertakings

(a) The	undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    Any portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 7th day of April, 2021.

BAXTER INTERNATIONAL INC.

By:	/s/ José E. Almeida
José E. Almeida Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James K. Saccaro, Baxter’s Executive Vice President and Chief Financial Officer, Sean Martin, Baxter’s Senior Vice President and General Counsel, and Ellen Bradford, Baxter’s Senior Vice President, Associate General Counsel and Corporate Secretary, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ José A. Almeida José A. Almeida	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2021

/s/ James K. Saccaro James K. Saccaro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 7, 2021

/s/ Brian C. Stevens Brian C. Stevens	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 7, 2021

/s/ Thomas F. Chen Thomas F. Chen	Director	April 7, 2021

/s/ John D. Forsyth John D. Forsyth	Director	April 7, 2021

James R. Gavin III, M.D., Ph.D.	Director

/s/ Peter S. Hellman Peter S. Hellman	Director	April 7, 2021

/s/ Michael F. Mahoney Michael F. Mahoney	Director	April 7, 2021

/s/ Patricia B. Morrison Patricia B. Morrison	Director	April 7, 2021

/s/ Stephen N. Oesterle, M.D. Stephen N. Oesterle, M.D.	Director	April 7, 2021

Signature	Title	Date

/s/ Cathy R. Smith Cathy R. Smith	Director	April 7, 2021

/s/ Thomas T. Stalkamp Thomas T. Stalkamp	Director	April 7, 2021

/s/ Albert P.L. Stroucken Albert P.L. Stroucken	Director	April 7, 2021

/s/ Amy A. Wendell Amy A. Wendell	Director	April 7, 2021

/s/ David S. Wilkes, M.D. David S. Wilkes, M.D.	Director	April 7, 2021